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                                                                  EXHIBIT 4.1(c)

                             NEVADA POWER COMPANY

                             OFFICER'S CERTIFICATE


         I, the undersigned officer of Nevada Power Company (the "Company"), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated May 22, 2001, and Sections 1.04, 2.01, 3.01 and 4.01(a) of the General and Refunding Mortgage Indenture dated as of May 1, 2001 (the "Mortgage Indenture"), as supplemented by a First Supplemental Indenture dated as of May 1, 2001 (the "Supplemental Indenture"; and collectively with the Mortgage Indenture, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture unless the context clearly requires otherwise. Based upon the foregoing, I hereby certify on behalf of the Company as follows:

         1. The terms and conditions of the Securities described in this Officer's Certificate are as follows (the lettered subdivisions set forth in this Paragraph 1 corresponding to the lettered subdivisions of Section 3.01 of the Mortgage Indenture):

         (a) The Securities of the first series to be issued under the Indenture shall be designated "8.25% General and Refunding Mortgage Bonds, Series A, due June 1, 2011" (the "Series A Bonds").

         (b) There shall be no limit upon the aggregate principal amount of the Series A Bonds that may be authenticated and delivered under the Indenture. The Series A Bonds shall be initially authenticated and delivered in the aggregate principal amount of $350,000,000.

         (c) Interest on the Series A Bonds shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached hereto as Exhibit A.
         ---------

         (d) The Series A Bonds shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on June 1, 2011.

         (e) The Series A Bonds shall bear interest at the rate of 8.25% per annum. Interest shall accrue on the Series A Bonds from May 24, 2001, or the most recent date to which interest has been paid or duly provided for. The Interest Payment Dates for the Series A Bonds shall be June 1 and December 1 in each year commencing December 1, 2001, and the Regular Record Dates with respect to the Interest Payment Dates for the Series A Bonds shall be May 17 and November 16 in each year, respectively (whether or not a Business Day).

         (f) The Corporate Trust Office of The Bank of New York in New York, New York shall be the place at which (i) the principal of, premium and interest on, the Series A
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         Bonds shall be payable, (ii) registration of transfer of the Series A
         Bonds may be effected, (iii) exchanges of the Series A Bonds may be effected and (iv) notices and demands to or upon the Company in respect of the Series A Bonds and the Indenture may be served; and The Bank of New York shall be the Security Registrar for the Series A Bonds; provided, however, that the Company reserves the right to change, by
         --------  -------
         one or more Officer's Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Las Vegas, Nevada as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Series A Bonds.

         (g) The Series A Bonds shall be redeemable, at the option of the Company, at any time or from time to time, in whole or in part, at a price equal to 100% of the principal amount of the Series A Bonds to be redeemed plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on a Regular Record Date occurring prior to such Redemption Date to receive interest paid on the applicable Interest Payment Date ) plus the applicable make-whole premium (the "Make-Whole Premium").

               The amount of the Make-Whole Premium with respect to the Series A Bonds (or portion thereof) to be redeemed will be equal to the excess, if any, of:

               (i) the sum of the present values, calculated as of the Redemption Date, of:

                      (A) each interest payment that, but for such redemption, would have been payable on the Series A Bonds (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued and unpaid interest for the period prior to the Redemption
                      Date); and

                      (B) the principal amount that, but for such redemption, would have been payable at the Stated Maturity of the Series A Bonds (or portion thereof) being redeemed,

               over

               (ii) the principal amount of the Series A Bonds (or portion thereof) being redeemed.

               The present values of each interest and principal payment referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for such redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 30 basis points.

               The Make-Whole Premium will be calculated by Credit Suisse First Boston Corporation or, if such firm is unwilling or unable to make such calculation, by an

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         independent investment banking institution of national standing appointed by the Company (in any such case, an "Independent Investment Banker"). The Trustee shall have no responsibility for the calculation of the Make-Whole Premium and may conclusively presume the correctness of such calculation.

               For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Series A Bonds, calculated to the nearest 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date.

               The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200 of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

               If less than all of the Series A Bonds are to be redeemed, the Security Registrar will select the Series A Bonds to be redeemed by such method as the Security Registrar shall deem fair and appropriate. The Trustee may select for redemption Series A Bonds and portions of Series A Bonds in amounts of $1,000 or whole multiples of $1,000; subject to clause (i) of this Paragraph 1 (as to minimum denominations).

         (h)   Not applicable.

         (i) The Series A Bonds are issuable only in denominations of $250,000 and integral multiples of $1000 in excess thereof.

         (j)   Not applicable.

         (k)   Not applicable.

         (l)   Not applicable.

         (m)   Not applicable.

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         (n)   Not applicable.

         (o) Pursuant to the terms of a registration rights agreement with one or more of the initial purchasers of the Series A Bonds (a "Registration Rights Agreement"), the Company has agreed to file an exchange offer registration statement to exchange the Series A Bonds for substantially identical Securities registered under the Securities Act of 1933, as amended (the "Securities Act") as evidence of the same underlying indebtedness. Unless otherwise specified by the Company in a supplement to this Officer's Certificate, the Securities so registered and offered and issued in exchange shall be additional Series A Bonds. The Company has also agreed to file a shelf registration statement to cover resales of the Series A Bonds, as initially issued and sold, under certain circumstances. If the Company fails to satisfy those obligations, the Company has agreed to pay liquidated damages to the holders of the Series A Bonds under certain circumstances. The terms relating to the exchange of the Series A Bonds are set forth in the Registration Rights Agreement attached hereto as Exhibit B.
                                                          ---------

         (p)   Not applicable.

         (q) Certificates representing Series A Bonds offered and sold in reliance on Rule 144A (and only such Series A Bonds) shall be in the form of a permanent certificate in global form (a "Global Certificate") registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depositary"), to be delivered to the Depositary or its custodian, by or on behalf of the Company. The Global Certificate shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

               (i) the Global Certificate may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

               (ii)   the Global Certificate may be exchanged for Series A
               Bonds in the form of definitive certificates, registered in the respective names of the beneficial owners thereof, and thereafter shall be transferable without restriction, if:

                      (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that (i) it is unwilling or unable to continue to act as securities depositary with respect to the Series A Bonds, (ii) has ceased to be qualified to act as such, or
                      (iii) has ceased to be a clearing agency registered under the Exchange Act, and the Trustee shall not have been
                                        ---
                      notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Securities;

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                      (B)   the Company shall have delivered to the Trustee a
                      Company Order to the effect that the Company has elected to terminate the book-entry system; or

                      (C) an Event of Default shall have occurred and be continuing.

               Unless and until definitive, fully registered certificates shall have been issued to beneficial owners as provided in subclause (ii) of this clause (g) of Paragraph 1 hereof:

                      (a) the provisions of this clause (q) shall be in full force and effect;

                      (b) the Company and the Trustee and any agent of either shall be entitled to deal with the Depositary for all purposes of the indenture and such Series A Bonds (including payment of principal of, and premium and interest thereon, the giving of notice and receiving approvals, votes or consents thereunder) as the Holder of such Securities and the sole holder of the Global Certificate and shall have no obligation to the beneficial owners of such Securities;

                      (c) to the extent that the provisions of clause (q) of paragraph 1 conflicts with any other provisions of the Indenture or the Series A Bonds, the provisions of this clause (q) of Paragraph 1 shall control; and

                      (d) the rights of such beneficial owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such beneficial owners or of any agent member of, or direct or indirect participants in, the Depositary and the Depositary or the depositary participants. The Depositary will make book-entry transfers among depositary participants and receive and transmit payments of principal, premium and interest, if any, to such depositary participants.

               Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein or in the Indenture shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Depositary and the related beneficial owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such global certificate. Except for the Global Certificate, any and all of the Series A Bonds shall be in the form of a non-global, definitive physical certificate.

         (r)   Not applicable.

         (s) The Series A Bonds have not been registered under the Securities Act and may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. No service charge shall be made for the registration of transfer or exchange of the Series A Bonds, or any Tranche thereof; provided, however,

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         that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer.

         (t) For purposes of the Series A Bonds, "Business Day" shall mean any day, other than Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business, including dealings in deposits in U.S. dollars, in New York.

         (u) Notwithstanding the provisions of Section 9.01 of the Indenture, no Series A Bond shall be deemed to have been paid, and the indebtedness of the Company in respect thereof deemed to have been satisfied and discharged as contemplated therein, unless the Company shall have delivered to the Trustee either:

               (i) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or

               (ii) (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its Indebtedness in respect of the Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Government Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such bonds or portions thereof; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof; and (B) an opinion of tax counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         The Series A Bonds shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit A, and shall be issued
                                                ---------
in substantially such form.

         2. All conditions precedent provided for in the Mortgage Indenture and the Indenture (including any covenants compliance with which constitutes a condition precedent)

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relating to the execution and delivery of the Supplemental Indenture and the authentication and delivery of the Series A Bonds have been complied with.

         3. The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Series A Bonds and in respect of compliance with which this certificate is made.

         4. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

         5. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

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         IN WITNESS WHEREOF, the undersigned has executed this Officer's
Certificate on this 24th day of May, 2001.




                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:




Acknowledged and Received on
May __, 2001

THE BANK OF NEW YORK,
as Trustee


By:
      --------------------------------------------
Name:
      --------------------------------------------
Title:
      --------------------------------------------


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